Exhibit 3.1


                                   Delaware
                                   --------            Page 1
                                The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "UBS MANAGED FUTURES LLC", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JULY, A.D. 2006, AT 11:10 O'CLOCK A.M.




                                  /s/ Harriet Smith Windor
                                  ---------------------------------------------
                                  Harriet Smith Windsor, Secretary of State
                (SEAL)
4194990  8100                  AUTHENTICATION: 4933416
060698152                                DATE: 07-27-06


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                                                       State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                 Delivered 11:22 AM 07/25/2006
                                                   FILED 11:10 AM 07/25/2006
                                                  SRV 060698152 - 4194990 File


                              STATE of DELAWARE
                          LIMITED LIABILITY COMPANY
                           CERTIFICATE of FORMATION
                                      of
                           UBS MANAGED FUTURES LLC

     THIS Certificate of Formation of UBS Managed Futures LLC (the "LLC") is being duly executed and filed by Clark Hutchison, as an authorized person, to form a limited liability company under the Delaware Limited Company Liability Act (6 Del. C. ss. 18-101 et seq.), does hereby certify as follows:

     FIRST: The name of the limited liability company formed hereby is UBS Managed Futures LLC:.

     SECOND: The address of the registered office of the LLC is: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name and address of the registered agent of the LLC is: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the LLC, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the LLC or is hereafter authorized and existing pursuant to said Limited Liability Company Agreement, shall be enforceable against the assets associated with that particular series only, and not against the assets associated with any other series of the LLC (or against the assets of the LLC generally), and, subject to the terms of said Limited Liability Company Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the LLC generally or any other series thereof shall be enforceable against the assets of that particular series.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of July 19, 2006.


                                    /s/ Clark Hutchinson
                                    ------------------------
                                    Clark Hutchison
                                    Authorized Person